Exhibit 10.1


                         WAIVER AND AMENDMENT AGREEMENT

         WAIVER AND AMENDMENT AGREEMENT, dated as of May 4, 2005 (this "Amendment Agreement"), by and between HQ Sustainable Maritime Industries, Inc., a corporation organized and existing under the laws of the State of Delaware, U.S.A. ("HQSM") and Sino-Sult Canada (S.S.C.) Limited, a limited liability corporation organized and existing under the laws of the country of Canada ("Sino-Sult").

                                    RECITALS

A. Pursuant to that certain Purchase Agreement, dated as of August 17, 2004 (the "Purchase Agreement"), by and among HQSM, Sino-Sult and Sealink Wealth Limited, a limited liability corporation organized and existing under the laws of the British Virgin Islands, HQSM made in favor of Sino-Sult a Convertible Promissory Note, dated August 17, 2004 (the "Note"), in the original principal amount of U.S. $11,111,345. In accordance with the terms thereof, the Note matured in October of 2004.

B. Pursuant to a letter dated November 4, 2004 (the "Demand Letter"), Sino-Sult demanded of HQSM payment in full of the principal amount and accrued interest due and outstanding under the Note or, in lieu of such payment and in full and complete satisfaction of the Note, offered to accept (1) 15,730,493 shares (the "Common Shares") of common stock, $0.001 par value per share, of HQSM, (2) 100,000 shares (the "Preferred Shares") of preferred stock, $0.001 par value per share, of HQSM, issuable pursuant to a certificate of designation; provided that HQSM shall make a cash payment to Sino-Sult of the accrued and unpaid interest on the Note (the "Cash Payment").

C. Pursuant to that certain Agreement, dated as of November 4, 2004 (the "Agreement"), by and among HQSM and Sino-Sult, HQSM accepted such offer from Sino-Sult and HQSM issued the Common Shares to Sino-Sult in November 2004; agreed to issue and deliver to Sino-Sult one or more certificates representing the Preferred Shares as promptly as feasible, but in any event no later than the earliest of (i) ten (10) calendar days following receipt by HQSM of all requisite approvals (including without limitation, shareholder approvals) for such issuance, and (ii) the six (6) month anniversary of the date of the Demand Letter; and agreed to make the Cash Payment to Sino-Sult as promptly as feasible, but in any event no later than 10 days following the execution and delivery of the Agreement.

D. HQSM and Sino-Sult now wish to amend the Agreement to (i) extend the due date for the issuance and delivery of the Preferred Shares; and (ii) extend the due date for delivery of the Cash Payment.

E. Sino-Sult has also agreed to waive any and all defaults that have occurred and presently exist under the Agreement and under the Note.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


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I.       Amendment after Agreement

         1. Section 1.01(b) of the Agreement is hereby amended by deleting therefrom the phrase "the six (6) month anniversary of the date of the Demand Letter" and by inserting in lieu thereof the phrase "the twelve (12) month anniversary date of the Demand Letter".

         2. Section 1.01(c) of the Agreement is hereby amended by deleting therefrom the phrase "ten (10) calendar days following the execution and delivery of the Agreement by the parties hereto," and inserting in lieu thereof the phrase "the twelve (12) month anniversary date of the Demand Letter".

II.      Waiver of Defaults

         Sino-Sult hereby waives any and all defaults that have occurred and are continuing under the Agreement and under the Note, including, without limitation, default related to non-payment by HQSM of the Cash Payment in accordance with the terms of the Agreement.

III.     No Other Modifications

         Except as specifically amended herein, the terms and provisions of the Agreement shall remain unchanged and in full force.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

By:  /s/ Norbert Sporns
   ----------------------
Name:  Norbert Sporns
Title: CEO and President


SINO-SULT CANADA (S.S.C.) LIMITED

By:  /s/ Lillian Wang Li
   ----------------------
Name:  Lillian Wang Li
Title: Director